Exhibit 99.1
PAA GP LLC
INDEX TO FINANCIAL STATEMENT

Page
Report of Independent Auditors	F-2
Consolidated Balance Sheet as of December 31, 2007	F-3
Notes to the Consolidated Financial Statement	F-4

Report of Independent Auditors
To the Member of PAA GP LLC:
     In our opinion, the accompanying consolidated balance sheet presents fairly, in all material respects, the financial position of PAA GP LLC and its subsidiaries at December 31, 2007 in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of PAA GP LLC’s management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free from material misstatement. An audit includes examining, on a test basis, evidence supporting amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.
PricewaterhouseCoopers LLP
Houston, TX
March 7, 2008

PAA GP LLC
CONSOLIDATED BALANCE SHEET
(in millions)

December 31,
2007
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$24
Trade accounts receivable and other receivables, net	2,561
Inventory	972
Other current assets	116

Total current assets	3,673

PROPERTY AND EQUIPMENT	4,950
Accumulated depreciation	(522)

4,428

OTHER ASSETS
Pipeline linefill in owned assets	284
Inventory in third-party assets	74
Investment in unconsolidated entities	215
Goodwill	1,072
Other, net	169

Total assets	$9,915

LIABILITIES AND MEMBER’S EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$2,577
Short-term debt	960
Other current liabilities	192

Total current liabilities	3,729

LONG-TERM LIABILITIES
Long-term debt under credit facilities and other	1
Senior notes, net of unamortized net discount of $2	2,623
Other long-term liabilities and deferred credits	129

Total long-term liabilities	2,753

MINORITY INTEREST	3,354

MEMBER’S EQUITY	79

Total liabilities and member’s equity	$9,915

The accompanying notes are an integral part of this consolidated financial statement.

PAA GP LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENT
Note 1—Organization and Basis of Consolidation
Organization
     PAA GP LLC (the “Company”) is a Delaware limited liability company, formed on December 28, 2007. Upon our formation, Plains AAP, L.P. (“AAPLP”) conveyed to us its 2% general partner interest in Plains All American Pipeline, L.P. (“PAA”). AAPLP is our sole member. As used in this Consolidated Financial Statement and notes thereto, the terms “we,” “us,” “our,” “ours” and similar terms refer to PAA GP LLC.
     AAPLP (through its general partner, Plains All American GP LLC) manages the business and affairs of the Company. AAPLP has full and complete authority, power and discretion to manage and control the business, affairs and property of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company’s business, including the execution of contracts and management of litigation. The general partner of AAPLP, Plains All American GP LLC, also manages PAA’s operations and employs PAA’s domestic officers and personnel. PAA’s Canadian officers and personnel are employed by PAA’s subsidiary PMC (Nova Scotia) Company.
Basis of Consolidation and Presentation
     In June 2005, the Emerging Issues Task Force released Issue No. 04-05 (“EITF 04-05”), “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights.” EITF 04-05 states that if the limited partners do not have a substantive ability to dissolve (liquidate) or substantive participating rights then the general partner is presumed to control that partnership and would be required to consolidate the limited partnership. Because the limited partners do not have a substantive ability to dissolve or have substantive participating rights in regards to PAA, we are required to consolidate PAA and its consolidated subsidiaries into our consolidated financial statement. The consolidation of PAA resulted in the recognition of minority interest. As of December 31, 2007, minority interest was approximately $3.4 billion, which is comprised of the book value of PAA’s net assets which are owned by other parties.
     The accompanying consolidated balance sheet includes the accounts of the Company, PAA and all of PAA’s consolidated subsidiaries. Investments in 50% or less owned affiliates, over which PAA has significant influence, are accounted for by the equity method. All significant intercompany transactions have been eliminated. The consolidated balance sheet and accompanying notes of the Company as of December 31, 2007 should be read in conjunction with the consolidated financial statements and notes thereto presented in the Plains All American Pipeline, L.P. Annual Report on Form 10-K for the annual period ended December 31, 2007.
     As of December 31, 2007, we own a 2% general partner interest in PAA, the ownership of which entitles us to receive distributions. PAA is engaged in the transportation, storage, terminalling and marketing of crude oil, refined products and liquefied petroleum gas and other natural gas-related petroleum products. We refer to liquefied petroleum gas and other natural gas related petroleum products collectively as “LPG.” Through its 50% equity ownership in PAA/Vulcan Gas Storage, LLC (“PAA/Vulcan”), PAA is also involved in the development and operation of natural gas storage facilities. PAA’s operations can be categorized into three operating segments:
     Transportation
PAA’s transportation segment operations generally consist of fee-based activities associated with transporting crude oil and refined products on pipelines, gathering systems, trucks and barges.

As of December 31, 2007, PAA employed a variety of owned or leased long-term physical assets throughout the United States and Canada in this segment, including approximately:

•	20,000 miles of active crude oil and refined products pipelines and gathering systems;

•	23 million barrels of active, above-ground tank capacity used primarily to facilitate pipeline throughput;

•	83 trucks and 364 trailers; and

•	62 transport and storage barges and 32 transport tugs through its interest in Settoon Towing, LLC (“Settoon Towing”).

PAA also includes in this segment its equity earnings from its investments in Butte Pipe Line Company (“Butte”) and Frontier Pipeline Company (“Frontier”), in which it owns minority interests, and Settoon Towing, in which it owns a 50% interest.

     Facilities
PAA’s facilities segment operations generally consist of fee-based activities associated with providing storage, terminalling and throughput services for crude oil, refined products and LPG, as well as LPG fractionation and isomerization services.

As of December 31, 2007, PAA owned and employed a variety of long-term physical assets throughout the United States and Canada in this segment, including:

•	approximately 47 million barrels of crude oil and refined products capacity primarily at PAA’s terminalling and storage locations;

•	approximately 6 million barrels of LPG capacity; and

•	a fractionation plant in Canada with a processing capacity of 4,400 barrels per day, and a fractionation and isomerization facility in California with an aggregate processing capacity of 24,000 barrels per day.
PAA also includes in this segment its equity earnings from its investment in PAA/Vulcan. At December 31, 2007, PAA/Vulcan owned and operated approximately 26 billion cubic feet of underground storage capacity and was constructing an additional 24 billion cubic feet of underground natural gas storage capacity, which is expected to be placed in service in stages over the next several years.
     Marketing
PAA’s marketing segment operations generally consist of the following merchant activities:

•	the purchase of U.S. and Canadian crude oil at the wellhead and the bulk purchase of crude oil at pipeline and terminal facilities, as well as the purchase of foreign cargoes at their load port and various other locations in transit;

•	the storage of inventory during contango market conditions and the seasonal storage of LPG;

•	the purchase of refined products and LPG from producers, refiners and other marketers;

•	the resale or exchange of crude oil, refined products and LPG at various points along the distribution chain to refiners or other resellers to maximize profits; and

•	the transportation of crude oil, refined products and LPG on trucks, barges, railcars, pipelines and ocean-going vessels to PAA’s terminals and third-party terminals.

In addition to substantial working inventories and working capital associated with PAA’s merchant activities, as of December 31, 2007, PAA’s marketing segment also owned crude oil and LPG classified as long-term assets and a variety of owned or leased physical assets throughout the United States and Canada, including approximately:

•	8 million barrels of crude oil and LPG linefill in pipelines owned by PAA;

•	1 million barrels of crude oil and LPG linefill in pipelines owned by third parties;

•	540 trucks and 710 trailers; and

•	1,400 railcars.
Note 2—Member’s Equity
     We are a wholly owned subsidiary of AAPLP. Accordingly, we distribute all of the cash received from PAA distributions, less reserves established by management, to AAPLP on a quarterly basis.
     Our investment in PAA, which is eliminated in consolidation, exceeds our share of the underlying equity in the net assets of PAA. This excess is related to the fair value of PAA’s crude oil pipelines and other assets at the time of AAPLP’s formation in July 2001. Upon AAPLP’s conveyance to us of its 2% general partner interest in PAA, a portion of AAPLP’s unamortized excess basis was also allocated to us. This excess basis is amortized on a straight-line basis over the estimated useful life of 30 years, of which 24 are remaining. The excess basis amortization results in a decrease to our member’s equity. At December 31, 2007, the unamortized portion of our excess basis was approximately $10 million and is included in Property and Equipment in our consolidated balance sheet.
     Included in member’s equity is our proportionate share of PAA’s accumulated other comprehensive income, which is a deferred gain of approximately $3 million.
Note 3 — Subsequent Event
     On February 14, 2008, PAA paid a distribution of $0.85 per limited partner unit. We received a distribution of approximately $2 million associated with our 2% general partner interest in PAA, which we then distributed to AAPLP.